UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 14, 2015

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Nelnet, Inc. (the “Company”) held its 2015 annual shareholders' meeting on May 14, 2015. At the meeting, the following proposals were submitted to a vote of our shareholders, with the voting results indicated below:

Proposal 1: Election of Directors. Our shareholders elected the following nine directors to hold office until the 2016 annual meeting of shareholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Michael S. Dunlap	144,367,205	541,050	20,608	1,511,790
Stephen F. Butterfield	135,792,391	9,114,644	21,828	1,511,790
James P. Abel	144,337,846	567,193	23,824	1,511,790
William R. Cintani	142,633,648	2,266,529	28,686	1,511,790
Kathleen A. Farrell	144,487,144	417,229	24,490	1,511,790
David S. Graff	142,890,377	2,013,543	24,943	1,511,790
Thomas E. Henning	144,481,958	422,570	24,335	1,511,790
Kimberly K. Rath	144,366,126	537,918	24,819	1,511,790
Michael D. Reardon	144,305,068	599,200	24,595	1,511,790

Proposal 2: Ratification of the appointment of KPMG LLP. Our shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
146,183,268	266,671	30,714	—

Proposal 3: Advisory vote on executive compensation. Our shareholders approved, by an advisory vote, the compensation of our named executive officers as disclosed in the proxy statement for the annual meeting.

For	Against	Abstain	Broker Non-Votes
144,767,647	134,183	27,033	1,511,790

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 14, 2015
NELNET, INC.
By: /s/ JAMES D. KRUGER

Name:	James D. Kruger

Title:	Chief Financial Officer